H. F. AHMANSON & COMPANY
                         4900 RIVERGRADE ROAD
                     IRWINDALE, CALIFORNIA  91706
                            (818) 814-7904


TIM S. GLASSETT
FIRST VICE PRESIDENT &
ASSISTANT GENERAL COUNSEL


                             July 10, 1996


H. F. Ahmanson & Company
4900 Rivergrade Road
Irwindale, California  91706

Ladies/Gentlemen:

          As First Vice President and Assistant General Counsel of
H. F. Ahmanson & Company, a Delaware corporation (the "Company"), I have reviewed the registration statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on July 11, 1996 (the "Registration Statement"). The Registration Statement is being filed with respect to options ("Options") to purchase up to 400,000 shares of Common Stock, $.01 par value (the "Common Stock") of the Company, and the Common Stock issuable upon exercise thereof, offered to nonemployee directors of the Company who have been or may be granted options to purchase such shares of Common Stock pursuant to the Company's 1996 Nonemployee Directors' Stock Incentive Plan (the "Plan"), and such additional securities as may be required by the adjustment provisions as contained in the Plan.

          I have made such legal and factual examinations and inquiries as I have deemed advisable for the purpose of rendering this opinion. I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and proposed issuance and sale of Options and shares of Common Stock pursuant to the Plan. Based upon the foregoing, it is my opinion that the shares of Common Stock and the Options issuable under the Plan, when issued, delivered and paid for in conformity with the provisions of the Plan and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

          I hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of my name in the Registration Statement.


                                   Very truly yours,

                                   /s/ Tim S. Glassett

                                   Tim S. Glassett



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